UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2015

ACHAOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7000 Shoreline Court, Suite 371
South San Francisco, CA 94080
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director
On June 10, 2015, Chris Boerner, Ph.D., submitted his resignation as an independent director of the Board of Directors (the “Board”) of Achaogen, Inc. (the “Company”) and as a member of the Nominating and Corporate Governance Committee of the Board, effective at the close of business on June 10, 2015. The Company thanks Dr. Boerner for his substantial contributions to the Board.
Appointment of Director
On June 10, 2015, the Board appointed Greg Stea, effective immediately, as a Class II director, with an initial term expiring at the Company’s 2016 annual meeting of stockholders, filling a vacancy. Mr. Stea was also elected to serve as a member of the Nominating and Corporate Governance Committee of the Board, effective June 11, 2015.
Mr. Stea will receive cash and equity compensation as provided in the Company’s Non-Employee Director Compensation Program. Pursuant to this program, upon appointment to the Board, Mr. Stea received an option under the Company’s 2014 Equity Incentive Award Plan (the “2014 Plan”) to purchase 20,000 shares of the Company’s common stock with an exercise price of $5.53 per share, the closing price of the Company’s common stock on the date of appointment. The option will vest and become exercisable as to 1/36th of the shares subject to the option each month following June 10, 2015, in each case, subject to Mr. Stea’s continued service to the Company through each applicable vesting date. The Company expects to enter into the Company’s standard director indemnification agreement with Mr. Stea. Mr. Stea will also receive cash compensation in accordance with the Company’s Non-Employee Director Compensation Program.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 10, 2015, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2015. Only stockholders of record as of the close of business on April 13, 2015, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 18,049,934 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

1.	The election of two directors to hold office until the 2018 annual meeting of stockholders or until their successors are elected:

Nominee	For	Withheld
Alan B. Colowick	14,565,777	73,340
John W. Smither	14,565,777	73,340
There were 1,922,493 broker non-votes for this proposal.

2.
The ratification of the selection, by the Audit Committee of the Board, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015:

For	Against	Abstain
16,514,721	46,786	103
As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 11, 2015

ACHAOGEN, INC.

By:	/s/ Derek A. Bertocci
Derek A. Bertocci
Senior Vice President and Chief Financial Officer